UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

ADVANCED SERIES TRUST THE PRUDENTIAL SERIES FUND PRUDENTIAL’S GIBRALTAR FUND, INC.
(Name of Registrant as Specified In Its Charter)

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AST/PSF/Gibraltar Board of Directors/Trustees Proxy

Q&A

Overview:

This Q&A provides information for the upcoming proxy vote for the election of new members to the Board of Trustees of the AST and PSF funds, as well as the Board of Directors of Prudential’s Gibraltar Fund, Inc. (“Gibraltar Fund”).

Q1.                            Why are shareholders receiving this proxy statement?

A.                                    Currently there are 9 members on the Boards the AST funds and the Gibraltar Fund, and 7 members on the Board of the PSF funds. As discussed in detail in the proxy statement, under the federal securities laws, the PSF and AST funds are subject to limits on the number of Board members who may be appointed without a shareholder vote.  In addition, several current Board members are anticipated to retire in the coming years.  As a result, the Boards of AST, PSF and Gibraltar Fund determined that it would be prudent to seek shareholder election of the existing Board members as well as to seek shareholder election of a new Board member. As such, we will be sending a proxy mailing to every shareholder invested in the AST and PSF funds, as well as to shareholders of Gibraltar’s Fund, as of December 1, 2010, for their election of members to the respective Board of Directors/Trustees of these funds. These funds are distributed through Annuities, Individual Life, Group Life, Retirement, PruBenefit Funding, and several unaffiliated insurance companies. The shareholder meeting will take place on February 25, 2011. Pending shareholder approval, the newly elected Directors/Trustees will assume their new duties shortly thereafter.

Q2.                            When is the record date for this proxy?

A.                                    The record date for this proxy is December 1, 2010. This means that only those shareholders who were invested in the above-referenced funds as of that date will be receiving proxy statements. Shareholders who first invest in the funds after that date, or remove all of their investments in these funds prior to that date, will not be asked to vote.

Q3.                            When will the proxy statement be received by the shareholders?

A.                                    Mailing of the proxy statement will begin on or about December 28, 2010.  Shareholders should receive their proxy statements by the first two to three weeks of January 2011.

Q4.                            When is the shareholder meeting date?

A.                                    The shareholder meeting date is February 25, 2011. Accordingly, all votes must be received by February 24, 2011.

For Internal Use Only. Not For Use With The Public.

Q5.                            How do I vote?

A.                                    Please refer to the instructions on the proxy statement and the voter instruction card for directions on how to cast your vote. If you require assistance or have any questions regarding the mailing you received, we have hired D.F. King as a vendor to handle shareholder questions. D.F. King customer service can be contacted at (888) 605-1956 between the hours of 8:00am and 10:00pm, Eastern Standard Time.

Q6.                            Is this proxy statement posted online?

A.                                    Yes. The proxy statement can be found online using the following web addresses:

http://www.annuities.prudential.com/investor/invprospectus

http://www.prudential.com/view/page/public/12669

Q7.                            In the event that I receive an incorrect voter instruction card and am concerned that my personal information may have been sent to another address, what personal information is contained in the proxy statement package?

A.                                    The only personal information that appears in the proxy mailings are name and address.

Q8.                            Was any of my personal information shared with external vendors?

A.                                    As is common with any proxy vote and in accordance with standard industry practice, your name, address, social security number, and amount invested in each fund were shared with an external vendor. This vendor passed Prudential’s rigorous vendor governance process, and is under legal obligation not to share this information with anyone.

Q9.                            Why did I receive an “Important Notice Regarding Delivery of Investment Holder Documents?”

A.                                    This notice is being sent to inform shareholders that in an effort to manage expenses, and to reduce the consumption of paper and other natural resources, Prudential may send a single copy of prospectuses, proxy mailings, and shareholder reports to an individual household where two or more members of the household own the same investment, in a process known as householding.

Participation in the householding process is automatic and will eliminate the receipt of multiple copies of identical documents in a single household. Shareholders may “opt-out” of the householding option by calling Prudential at (877) 778-5008.